SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON, D.C. 20549

                                  FORM 8-K

                               CURRENT REPORT
                   PURSUANT TO SECTION 13 OR 15(D) OF THE
                      SECURITIES EXCHANGE ACT OF 1934

     Date of report (Date of earliest event reported): FEBRUARY 6, 2000

                            INPRISE CORPORATION
           ------------------------------------------------------
             (Exact Name of Registrant as Specified in Charter)


     DELAWARE                         0-16096                94-2895440
    ----------                       ---------               -----------
(State or Other Jurisdiction of      (Commission           (IRS Employer
    Incorporation)                   File Number)          Identification No.)


    100 ENTERPRISE WAY, SCOTTS VALLEY, CALIFORNIA              95066-3249
 ----------------------------------------------------------------------------
     (Address of principal executive offices)                  (zip code)


     Registrant's telephone number, including area code: (831) 431-1000


                               NOT APPLICABLE
               ----------------------------------------------
       (Former Name or Former Address, if Changed Since Last Report)





ITEM 5.           OTHER EVENTS.

         On February 7, 2000, Inprise Corporation, a Delaware Corporation ("Inprise"), and Corel Corporation, a corporation continued under the laws of Canada ("Corel"), issued a joint press release announcing the execution of the Agreement and Plan of Merger, dated as of February 6, 2000 (the "Merger Agreement"), by and among Inprise, Corel and Carleton Acquisition Co., a Delaware Corporation and a wholly owned subsidiary of Corel ("Sub"). In accordance with the Merger Agreement, Sub will be merged with and into Inprise with Inprise continuing as the surviving corporation and a wholly owned subsidiary of Corel. As a result of the merger, each issued and outstanding share of Inprise common stock, par value $0.01 per share ("Inprise Common Stock"), will be converted into the right to receive .747 validly issued, fully paid and nonassessable shares of Corel common stock, no par value ("Corel Common Stock"), and, together with each whole share of Corel Common Stock issued, one associated Corel Common Stock purchase right.

         A copy of the Merger Agreement is filed as Exhibit 99.1 hereto and is incorporated herein by reference. A copy of the joint press release is filed as Exhibit 99.4 hereto and is incorporated herein by reference.

         As a condition to the parties' willingness to enter into the Merger Agreement, Inprise and Corel have entered into reciprocal stock option agreements. Pursuant to a stock option agreement, dated as of February 6, 2000, Inprise granted to Corel an option to purchase, under certain circumstances, 12 million shares of Inprise Common Stock at a price of $14.94 per share, subject to adjustment (the "Inprise Stock Option Agreement"). Simultaneously, pursuant to a stock option agreement, dated as of February 6, 2000, Corel granted to Inprise an option to purchase, under certain circumstances, 13 million shares of Corel Common Stock at a price of $20 per share, subject to adjustment (the "Corel Stock Option Agreement"). The stock options under the Corel Stock Option Agreement and the Inprise Stock Option Agreement would be triggered in favor of a party upon the occurrence of any event that could allow such party to collect a termination fee under the Merger Agreement.

          A copy of the Inprise Stock Option Agreement is filed as Exhibit
99.2 hereto and is incorporated herein by reference. A copy of the Corel Stock Option Agreement is filed as Exhibit 99.3 hereto and is incorporated herein by reference.


ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND
         EXHIBITS.

         (c)      Exhibits

         99.1 Agreement and Plan of Merger, dated as of February 6, 2000, by and among Corel Corporation, Carleton Acquisition Co. and Inprise Corporation.

         99.2 Stock Option Agreement, dated as of February 6, 2000, by and between Inprise Corporation and Corel Corporation.

         99.3 Stock Option Agreement, dated as of February 6, 2000, by and between Inprise Corporation and Corel Corporation.

         99.4     Joint Press Release of Inprise Corporation and Corel
                  Corporation.



                                 SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                      By: /s/ JoAnne M. Butler
                                          --------------------
                                          Name:  JoAnne M. Butler
                                          Title: Vice President and Secretary


Date:  February 9, 2000


                               EXHIBIT INDEX


Exhibit No.       Description
-----------       -----------

99.1 Agreement and Plan of Merger, dated as of February 6, 2000, by and among Corel Corporation, Carleton
                  Acquisition Co. and Inprise Corporation.

99.2 Stock Option Agreement, dated as of February 6, 2000, by and between Inprise Corporation and Corel Corporation.

99.3 Stock Option Agreement, dated as of February 6, 2000, by and between Inprise Corporation and Corel Corporation.

99.4              Joint Press Release of Inprise Corporation and Corel
                  Corporation.